Exhibit 10.1

Nasdaq, Inc.

NON-QUALIFIED STOCK OPTION AWARD CERTIFICATE

Grant Date: January 3, 2017    Number of Options Granted: 268,817
Exercise Price per Share: $66.68    Expiration Date: January 3, 2027
Option Type: Non-qualified Stock Option        Vesting Schedule: See below

THIS CERTIFIES THAT Nasdaq, Inc. (the “Company”) has on the Grant Date specified above awarded to
ADENA FRIEDMAN
(the “Optionee”) options (the “Options”) to purchase any part or all of an aggregate number of Shares of the Company’s common stock equal to the number of Options granted as indicated above, at a purchase price equal to the Exercise Price indicated above. The Options are intended to be Non-Qualified Stock Options and not Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code.
The foregoing grant of Options is subject to the terms and conditions contained in this Award Certificate and the Nasdaq, Inc. Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined have the meanings set forth in the Plan. A copy of the Plan is available from Human Resources, and is also available on the Company’s website.
* * * *

1.	Vesting.

(a)
Subject to Section 3 hereof and contingent upon the Optionee’s continued employment with the Company until the applicable vesting date (except as otherwise provided in paragraphs (c) and (d) below) the Options shall vest as follows:

(i)	33% on December 31, 2017, but only if the 2017 Performance Goal (as defined below) is achieved,

(ii)	33% on December 31, 2018 but only if the 2018 Performance Goal (as defined below) is achieved, or

(iii)	Remaining balance on December 31, 2019 but only if the 2019 Performance Goal (as defined below) is achieved.

(b)    For purposes of this Award Certificate, the following terms shall have the respective meanings set forth below:

(i)	“2017 Performance Goal” is achieved if the 2017 Fully Diluted EPS is at least 3% greater than 2016 Fully Diluted EPS.

(ii)
“2018 Performance Goal” is achieved if (A) the 2018 Fully Diluted EPS is at least 3% greater than 2016, and (B) the 2018 Fully Diluted EPS Growth is at least 3%; or Average Annual 2017 and 2018 Fully Diluted EPS Growth is at least 3%.

(iii)
“2019 Performance Goal” is achieved if (A) the 2019 Fully Diluted EPS is at least 3% greater than 2016, and (B) the 2019 Fully Diluted EPS Growth is at least 3%; or Average Annual 2017, 2018 and 2019 Fully Diluted EPS Growth is at least 3%.

(iv)
“Annual Fully Diluted EPS Growth” shall be determined based upon the percentage by which the Fully Diluted EPS for the fiscal year of the Company exceeds the Fully Diluted EPS of the prior fiscal year of the Company.

(v)
“Fully Diluted EPS” shall be determined by the Committee in accordance with the U.S. Generally Accepted Accounting Principles (GAAP) for the Company and in making this determination, the Committee may include or exclude the effect of any one or more of the applicable extraordinary events described in Section 2 of the Plan that may occur during the fiscal year. The Committee may also decide to include or exclude share buybacks or share issuances in making this determination.

As used herein, “vested” Options shall mean those Options which (1) shall have become exercisable pursuant to the terms of this Award Certificate and (2) shall not have been previously exercised.

(c)
If, prior to vesting of the Options under paragraph (a) above the Optionee has a Separation from Service (as defined in the Plan) with the Company or any of its subsidiaries for any reason (voluntary or involuntary)), then such non-vested Options shall be immediately and irrevocably forfeited, except as otherwise provided in Section 6(j)(ii) of the Plan (Separation from Service by reason of death or Retirement) or Section 12 of the Plan (Separation from Service following a Change in Control) but modified to provide a two-year period of protection following a Change in Control. Following Separation from Service, the Optionee’s vested Options shall remain exercisable for a limited period of time, as set forth in Section 6(j)(ii) or Section 12 of the Plan, as applicable. Notwithstanding anything to the contrary in the Plan or this Award Certificate, and for purposes of clarity, any Separation from Service shall be effective as of the date the Optionee’s active employment ends and shall not be extended by any statutory or common law notice period.

(d)
If, prior to the vesting of the Options under paragraph (a) above the Optionee is determined by the insurance carrier under the Company’s then-current long-term disability plan to be entitled to receive benefits under such plan, and, by reason of such disability, is deemed to have a Separation from Service (within the meaning of the Plan), then an amount of unvested Options shall vest as described on Section 6(j)(iii) of the Plan, and the Optionee’s vested Options shall be exercisable for a limited period of time as described in Section 6(j)(iii) of the Plan.

2.	Exercise of the Options.

(a)
Subject to the provisions of the Plan (including without limitation Section 6(j) of the Plan (Separation from Service) and Section 12 of the Plan (Change in Control)) and this Award Certificate, the Optionee may exercise all or a portion of the vested Options at any time prior to the Expiration Date; provided that Options may be exercised with respect to whole Shares only; and provided further that Options may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the Options are then exercisable if such number is less than 100). In no event shall the Options be exercisable on or after the Expiration Date.

(b)
In accordance with Section 2(a) hereof, the Options may be exercised by delivering to the Company a notice of intent to exercise. The Optionee shall deliver such notice by such method (whether telephonic, electronic or written) as may be specified by the Committee from time to time. The date of exercise shall be the date the required notice is received by the Company; provided, however, that if payment in full is not received by the Company as described herein or as otherwise permitted, such notice shall be deemed not to have been received. Such notice shall specify the number of Shares as to which the Options are being exercised and shall be accompanied by payment in full, or adequate provision therefor, of the Exercise Price and any applicable withholding tax.

(c)
The payment of the Exercise Price shall be made in accordance with any process or procedure permitted by the Plan as of the date of exercise, including without limitation payment (i) in cash, or its equivalent, (ii) by exchanging Shares owned by the Optionee for at least six months (which are not the subject of any pledge or other security interest), (iii) by having the Company “net settle” the Shares by withholding from the Shares which would otherwise be delivered to the Optionee such Shares with a Fair Market Value sufficient to satisfy the withholding required with respect thereto as determined by the Committee, (iv) through any broker’s cashless exercise procedure approved by the Committee, or (v) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the

Company as of the date of such tender is at least equal to such Exercise Price and, if applicable, the withholding tax. Any broker-assisted exercise procedure must comply with all applicable laws at the time of exercise, and the Optionee shall be responsible for all broker fees. At the time of exercise of the Options, the Optionee shall pay such amount to the Company as the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of such exercise or make such other arrangements as are acceptable to the Company, all in accordance with the provisions of Section 5 hereof. The net settlement of shares and the exchange of Shares previously owned and herein specifically authorized alternatives for the payment of the Exercise Price and/or the satisfaction of withholding obligations.

(d)
Notwithstanding any other provision of the Plan or this Award Certificate to the contrary, no Option may be exercised prior to the completion of any registration or qualification of such Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any government body, national securities exchange, or inter-dealer market system that the Committee shall in its sole discretion determine to be necessary or advisable.

(e)
As soon as practicable following the Company’s determination that an Option has been validly exercised as to any of the Shares, and the receipt by the Company of payment in full of the Exercise Price (as well as any applicable tax withholding as described in Section 5 hereof), the Company shall make delivery of Shares by either (A) delivering certificates representing such Shares to the Optionee, registered in the name of the Optionee, or (B) depositing such Shares into a stock brokerage account maintained for the Optionee. The Company will not deliver any fractional Shares but will instead round down to the next full number of Shares to be delivered. The Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates or in the certificates themselves.

3.
No Right to Continued Employment: No Rights as a Shareholder. Neither the Plan nor this Award Certificate shall confer on the Optionee any right to be retained in any position, as an employee, consultant or director of the Company. Further, nothing in the Plan or this Award Certificate shall be construed to limit the discretion of the Company to terminate the Optionee’s employment at any time, with or without cause. The Optionee shall not have any rights as a shareholder with respect to any Shares subject to an Option prior to the date of exercise of the Option.

4.	Transferability.

(a)
Except as provided below, the Options are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may transfer vested Options to members of his or her immediate family (defined as his or her spouse, children or grandchildren (including children or grandchildren by means of adoption, and stepchildren)) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Optionee does not receive any consideration for the transfer. Any such transferred Options shall continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to transfer (except that such transferred Options shall not be further transferable by the transferee). No transfer of an Option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b)
In order to comply with any applicable securities laws, the Shares may only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

5.
Tax Liability and Withholding. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the exercise of the Options, the subsequent sale of any Shares acquired pursuant to the Options and the receipt of any dividends; and (b) does not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Prior to the delivery of the Shares upon the exercise of the Options, if any taxing jurisdiction requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole Shares otherwise issuable upon the exercise of the Options that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the applicable Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the grant of the Options and the issuance of Shares hereunder. Alternatively, the Company may, in its discretion and with the consent of the Optionee, withhold any amount necessary to pay the Tax-Related Items from the Optionee’s salary or other amounts payable to the Optionee, with no withholding in Shares. In the event the withholding requirements are not satisfied through the withholding of Shares or through the Optionee’s salary or other amounts payable to the Optionee, no Shares will be issued upon exercise of the Options unless and until satisfactory arrangements (as determined by the Committee) have been made by the Optionee with respect to the payment of any Tax-Related Items which the Company determines, in its sole discretion, must be withheld or collected with respect to such Options. All other Tax-Related Items related to the Options and any Shares delivered in payment thereof are the Optionee’s sole responsibility.

6.
Securities Laws. The Company may require, as a condition of the exercise of an Option, that upon the acquisition of any Shares pursuant to the exercise of the Option, the Optionee or the Optionee’s transferee, if applicable, make or enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws, with this Award Certificate, or as the Committee otherwise deems necessary or advisable. The Committee may require that the Optionee, as a condition of the exercise of an Option, execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

7.
Administration. This Award Certificate shall at all times be subject to the terms and conditions of the Plan. Capitalized terms not defined in this Award Certificate shall have the meanings set forth in the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Award Certificate shall be final and binding upon the Optionee and the Company. The Committee has the authority and discretion to determine any questions which arise in connection with the grant of the Options hereunder.

8.
Code Section 409A. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Award Certificate as may be necessary to ensure that all grants, vesting and exercises provided under this Award Certificate are made in a manner that is exempt from Section 409A of the Code; provided, however, that the Company makes no representation that the Options provided under this Award Certificate will be exempt from and/or comply with Section 409A of the Code.

9.
Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require, as a condition of the exercise of an Option, the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

10.
Amendments. The Committee has the right, as set forth in the Plan, to amend, alter, suspend, discontinue or cancel this Award, prospectively or retroactively; provided however, that no such amendment, alteration, suspension, discontinuance or cancelation of the Options will adversely affect Optionee’s material rights under this Award Certificate without Optionee’s consent. The Company has the authority to amend this Award Certificate, consistent with the foregoing, without the Optionee’s written agreement, except as set forth in this Section 10.

In the event that the Company is reorganized or liquidated, or if all or substantially all of its assets are sold, or if the Company is merged or consolidated with another corporation or entity (or in the event the Company consummates a written agreement to accomplish any of the foregoing), the Committee may, in its sole discretion and upon at least 10 days advance notice to the Optionee, cancel any outstanding Options and cause the Optionee to be paid (in cash or in stock, or any combination thereof) the value of such Options based upon the price per share received or to be received in the transaction.

11.
Notices. Any notice, request, instruction or other document given under this Award Certificate shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to the Optionee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

12.
Option Subject to Plan: Amendments to the Award Certificate. This Award Certificate is subject to the Plan as approved by the stockholders of the Company. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Award Certificate will govern and prevail.

13.
Severability. The invalidity or unenforceability of any provision of the Plan or this Award Certificate shall not affect the validity or enforceability of any other provision of the Plan or this Award Certificate, and each other provision of the Plan and this Award Certificate shall be severable and enforceable to the extent permitted by law.

14.	Discretionary Nature of Plan; No Vested Rights. The Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Options represented by this Award Certificate does not create any contractual or other right to receive an award or benefits in lieu of Options in the future. Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an Award, the number of Shares subject to the Award, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Company.

15.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Options or future Awards granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. By accepting this Option, the Optionee hereby consents and agrees to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee's participation in the Plan, or Optionee's acquisition or sale of the underlying Shares. The Optionee acknowledges that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

17.	Entire Agreement. This Award Certificate represents the entire understanding and agreement between the parties with respect to the subject matter of this Award Certificate and supersedes and replaces all previous agreements, arrangements, understandings, rights, obligations and liabilities between the parties in respect of such matters.

18.
No Impact on Other Benefits. The value of the Optionee’s Options is not part of the Optionee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

Nasdaq, Inc.

By: /s/ Adena T. Friedman